UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2003

Summus, Inc.  (USA)
 (Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hannover Square Suite 600 434 Fayetteville Street Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.     Other Events.

                Summus, Inc. (USA) posted a letter to its shareholders on its web site on October 28, 2003.  All shareholders can access the letter at www.summus.com.  A copy of the letter is attached to this Current Report on Form 8-K as Exhibit 99.1, and all shareholders are encouraged to go to the web site to review it.

Item 7.     Financial Statements and Other Exhibits.

                99.1 Summus, Inc. (USA) Letter to Shareholders dated October 28, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 28, 2003	SUMMUS, INC. (USA) By: /s/ Robert S. Lowrey Robert S. Lowrey Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Summus, Inc. (USA) Letter to Shareholders dated October 28, 2003.